Exhibit 10.1

EIGHTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Nabors Industries Ltd. and Nabors Industries, Inc. (collectively, the “Company”) and Anthony G. Petrello (“Executive”), entered into an Executive Employment Agreement (the “Agreement”) effective as of January 1, 2013 and amended effective as of January 1, 2015, (the “First Amendment”), July 1, 2015 (the “Second Amendment’), January 1, 2016 (the “Third Amendment”), July 1, 2016 (the Fourth Amendment”), October 15, 2018 (the “Fifth Amendment”), December 31, 2018 (the “Sixth Amendment”), and January 2, 2020 (the “Seventh Amendment”); and

WHEREAS, the Executive and the Company have agreed to certain other modifications to the Agreement which they now desire to memorialize effective with this amendment (this “Amendment”) as follows:

1.       Section 3.1(a) of the Agreement is amended by adding after the first sentence: “However, on an interim basis as set forth herein the amount of base salary due and payable for purposes of biweekly payroll administration only shall be based on a salary, determined on an annualized basis, as set forth below:

(a)       For the period commencing on the first payroll period of fiscal 2020 and ending on March 22, 2020, an amount equal to ninety percent (90%) of Base Salary;

(b)       For the payroll period commencing on March 23, 2020 and ending on April 5, 2020, an amount equal to eighty percent (80%) of Base Salary;

(c)       For the two (2) payroll periods commencing on April 6, 2020 and ending on May 3, 2020, an amount equal to fifty percent (50%) of the amount calculated in accordance with clause (b) above; and

(d)       For the payroll period commencing on May 4, 2020 and ending at the end of the last payroll period of fiscal 2020, an amount equal to ninety percent (90%) of the amount calculated in accordance with clause (b) above.

Notwithstanding the foregoing, for all other purposes under this Agreement, the term “Base Salary” or “base salary” shall be construed in accordance with the first sentence of this Section 3.1(a) as if the preceding section’s modification had not occurred.”

2.       This Amendment supersedes and replaces in its entirety the Seventh Amendment to Executive Employment Agreement, dated as of January 2, 2020, by and among the parties hereto. Except as amended pursuant to this Amendment, the Agreement remains in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of April 6, 2020.

COMPANY:

Nabors Industries Ltd.

By:	/s/Mark D. Andrews
Its Corporate Secretary

Nabors Industries, Inc.

By:	/s/Michael Rasmuson
Its Senior Vice President and General Counsel

EXECUTIVE:

/s/Anthony G. Petrello
Anthony G. Petrello